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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.8*

                           MOTOROLA ASSEMBLY AGREEMENT

This Motorola Assembly Agreement (this "Agreement") is made this July 31, 1999 (the "Effective Date") between Semiconductor Components Industries, LLC, a Delaware limited liability company ("SCILLC") and Motorola, Inc., a Delaware corporation ("Motorola").


                                   WITNESSETH:

WHEREAS, pursuant to the Reorganization Agreement and the Recapitalization Agreement, as defined herein, the business and operations of the Semiconductor Components Group are being reorganized as a "stand alone" business;

WHEREAS, in connection therewith, Motorola and SCILLC desire that SCILLC provide Motorola with certain packaging and testing services (the "Assembly Services") as set forth herein;

NOW, THEREFORE, Motorola and SCILLC agree to enter this Agreement to accomplish the foregoing premises in accordance with the following terms and conditions:

1     DEFINITIONS:

      1.1 Confidential Information means any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked Confidential, Proprietary or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Such Confidential Information includes but is not limited to technical information transferred hereunder and all copies and derivatives thereof and information received as a consequence of rendering or receiving technical assistance, owned or controlled by either party, which relates to its past, present or future activities with respect to the subject matter of this Agreement, provided that if such Confidential Information is disclosed by one of the parties to the other party in written and/or graphic or model form, or in the form of a computer program or data base, or any derivation thereof, the disclosing party must designate it as confidential, in writing, by an appropriate legend, together with the name of the party so disclosing it, such as Motorola Confidential Proprietary or SCILLC Confidential Proprietary Information.

      1.2 Contract Products means, collectively, those products which are described in the Schedules to this Agreement.

      1.3 Die means an individual integrated circuit or components which when completed create an integrated circuit or component.

--------------

* Confidential Information in this Exhibit 10.8 has been omitted and filed separately with the Securities and Exchange Commission.
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      1.4   Environmental Laws has the meaning ascribed to such term in the
            Recapitalization Agreement.

      1.5 Equipment Lease and Repurchase Agreement means the Equipment Lease and Repurchase Agreement between Motorola, Inc. and Semiconductor Components Industries, LLC dated as of the date hereof.

      1.6   Firm Order has the meaning ascribed to such term in Section 5.1.

      1.7   Force Majeure has the meaning ascribed to such term in Section 5.6.

      1.8   Forecast has the meaning ascribed to such term in Section 5.1.

      1.9 Hazardous Substances has the meaning ascribed to such term in the Recapitalization Agreement.

      1.10 IP Agreement means the Amended and Restated Intellectual Property Agreement by and between Motorola, Inc. and Semiconductor Components Industries, LLC dated as of the date hereof.

      1.11 Logistics Schedule means the Logistics Schedule to the Transition Services Agreement dated as of the date hereof, by and between Motorola, Inc and Semiconductor Components Industries, LLC

      1.12 Long Term Products has the meaning ascribed to such term in Section 6.3.

      1.13 Recapitalization Agreement means the Agreement and Plan of Recapitalization and Merger, as amended pursuant to Amendment No. 1 to the Recapitalization Agreement dated July 28, 1999, by and among Motorola, Inc., SCG Holding Corporation, Semiconductor Components Industries, LLC, TPG Semiconductor Holdings LLC and TPG Semiconductor Acquisition Corp made as of May 11, 1999.

      1.14 Release has the meaning ascribed to such term in the Recapitalization Agreement.

      1.15 Reorganization Agreement means the Reorganization Agreement by and among Motorola, Inc., SCG Holding Corporation and Semiconductor Components Industries, LLC dated as of May 11, 1999.

      1.16 Scrap means any metal piece part, wafer, die or device, in any stage of completion, without regard to its ability to function, that are not in conformance with the requirements of this contract for Contract Products to be sold to Motorola.

      1.17  Seremban RF Employees has the meaning ascribed to such term in
            Section 7.

      1.18 SOW means Appendix A. The SOW contains all currently known die types that will be fabricated in wafer form, or assembled and/or tested. The SOW documents die type, historical die yield, planning cycletime, minimum yield criteria, historical assembly / test yield and assembly / test planning cycletime. The SOW shall be updated on a quarterly basis or as mutually agreed.
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2     FACTORIES, PRODUCTS AND TERM

      2.1 As set forth in Schedule A, SCILLC shall provide Assembly Services for the listed Contract Product for Motorola at the respective factories described in Schedule A (the "Factories") through the respective last start dates at the respective prices.

      2.2 SCILLC may choose to migrate Assembly Services for a given Contract Product to a different Factory than shown on Schedule A by giving Motorola six months written notice. SCILLC shall be responsible for all out of pocket costs related to such a move (including any decommissioning, packaging and shipping costs) provided that Motorola shall be responsible for costs associated with customer acceptance of any such move.

      2.3 SCILLC must maintain the relevant agreements entered into with those certain joint venture parties in order to provide the Assembly Services to Motorola as listed on Schedule B at the prices and subject to the minimum and maximum supply constraints listed therein.

3     STATEMENT OF WORK

      3.1 During the term of this Agreement, each party agrees to use the data contained in the SOW to plan and execute the manufacturing agreement as described herein.

            3.1.1 The historical assembly / test yields shall be used by the planning organizations to rationalize the differences expected between assembly starts and assembly organizations to provide the Forecasts and Firm Orders described in Section 5.

            3.1.2 The assembly / test planning cycletime is used by Motorola and
                  SCILLC planning organizations to provide the Forecasts and Firm Orders described in Section 5.

      3.2 All products identified in the SOW are qualified for shipment at this time. No future qualification requirements or future qualification testing is required prior to shipment from SCILLC to Motorola.

      3.3 Future product qualification requirements shall be mutually agreed upon prior to new product introduction, but shall generally conform to current Semiconductor Product Sector standard specification 12MWS00024b.

      3.4 SCILLC shall provide all facilities, equipment, material, manpower and expertise necessary to perform the Assembly Services according to Motorola's requirements and specifications as set forth in this agreement and the appropriate SOW.

4     PRICE

      4.1 Prices shall be based on the actual number of functional assembled products delivered as set forth in Schedule A. SCILLC shall be responsible for purchasing
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            the piece parts used in the provision of the Seremban RF Assembly
            Services, which will be billed to Motorola at cost upon delivery of the finished goods. In the event such piece parts have not been used within six months of their purchase. Motorola shall repurchase such piece parts from SCILLC at SCILLC's cost.

      4.2 Engineering work and materials required for new product introduction or qualification or major process changes requested by SCILLC will be billed at actual cost including overhead.

      4.3 Rush lots requested by Motorola and accepted by SCILLC will be billed at 150% of the price agreed upon in Section 4. Upside delivery demands beyond the agreed upon Firm Orders described in
            Section 5 requested by Motorola and accepted by SCILLC will be billed at 125% of the price agreed upon in Section 4.

      4.4 Motorola shall provide SCILLC with the die used for the Assembly Services, and such die shall be consigned to SCILLC.

5     ORDER PLACEMENT, DELIVERY AND PAYMENT

      5.1 Binding minimum and maximum weekly assembly supply constraints are set forth on Schedule A. Motorola shall provide, on a monthly basis, a rolling 12 month finished goods delivery forecast with anticipated weekly die run rates. The first 3 months of the finished goods forecast shall be fixed (the "Firm Orders") and the last 9 months will be floating (the "Forecast"). The Forecasts will be non-binding and used solely for planning purposes. The Firm Orders shall act as purchase orders. As an example, orders for finished goods out for the month of April would be added to the Firm Order base on January first. Each new month's Firm Orders shall not be allowed to change by more than 20% per week from the previous month's run rate without mutual consent of both parties, which shall not unreasonably be withheld. Motorola may request rush status on any production lot, and if SCILLC agrees to this request, Motorola will be billed according to Section 4. In addition, unexpected upside demands may be requested by Motorola within the Firm Order window. SCILLC has the option of accepting such orders which will be billed according to Section 4. Motorola may request changes to the device mix within the Firm Order window at any time prior to die starts, and SCILLC shall make reasonable efforts to accommodate the request, provided that total die starts in a given technology do not change, and subject to manufacturer material availability (e.g. piece parts). If mutually agreeable to both SCILLC and Motorola, the Factories may schedule starts above the max or below the min as shown in Schedule-A without penalty. Delivery of die or finished goods scheduled above the max shall be on a "best-effort" basis and there shall be no penalty for late or missed deliveries on such "above max" commitments. This mutual agreement shall be documented by email from the planning managers of both Motorola and SCILLC, now envisioned to be Duff Young for Motorola and Didier Ribas for SCILLC, or their functional replacements in the future. The same two individuals will also document requests for early termination of manufacturing services by email.
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      5.2   SCILLC is required to maintain capacity sufficient to meet the supply set forth in Motorola's Firm Orders, subject to the maximum weekly supply constraints. In the event Firm Orders for any Contract Product over a monthly period fall below the minimum weekly die supplies for those Contract Products during that month, Motorola will be responsible for SCILLC's fixed costs (equal to unit costs minus material costs, calculated according to Motorola's cost allocation methodologies as of May 11, 1999) associated with maintaining capacity to produce the relevant minimum weekly supply, taking into account any products actually purchased by Motorola, provided that SCILLC shall take all reasonable steps to limit such fixed costs. In such an event, Motorola shall have the right to audit such fixed costs. In the event Motorola notifies SCILLC that the Firm Orders are likely to continue to be below the minimum weekly commitments, the parties shall meet and explore potential solutions to the shortfall, which may include, subject to mutual consent, a reduction of the minimum weekly commitments, efforts to reduce fixed costs or the early termination of the relevant Product line. Motorola's liability for the cancellation of any Firm Orders will be limited to the actual expenses reasonably incurred by SCILLC in anticipation of the Firm Orders, provided that SCILLC shall take all reasonable steps to mitigate any such damages.

      5.3 If SCILLC does not agree to start the die necessary to meet Motorola's Firm Orders (on a cumulative basis), even though the die start volume meets the min-max limits for the Contract Product as set forth in Schedule A, SCILLC will pay Motorola per die liquidated damages equal to the gross margin for that Product for the previous fiscal quarter, once those die starts are delinquent by more than 30 days, provided that in no case will SCILLC be required to pay any such damages until the total amount of liquidated damages payable under this contract exceed $50,000.00. No damages will be payable under this Section if SCILLC is unable to start die because such die have not been provided by Motorola.

      5.4 In the event SCILLC has started the die but fails to deliver a number of functional assembled products equal to 80% of the volume set forth in the Firm Orders within 30 days of the date specified in the Firm Orders, the factory manager will initiate best efforts recovery programs (which may include overtime, rush lots, or increased starts) and report the recovery plan to the respective directors of planning and directors of manufacturing at SCILLC and Motorola. At the option of the Motorola planning organization, the recovery plan can be declined and the orders cancelled without penalty for either party.

      5.5 In the event SCILLC has started the die but fails to deliver a number of functional assembled products equal to 70% of the volume set forth in the Firm Orders within 60 days of the date specified in the Firm Orders, SCILLC will be required to pay per unit liquidated damages (as described below) for the delivery shortfall below 85% of the ordered amount set forth in relevant Firm Order, provided that in no case will SCILLC be required to pay any such damages until the total amount of liquidated damages payable under this contract exceed $50,000.00. Per
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            unit liquidated damages shall be equal to the gross margin for each of the Contract Product (equal to the gross margin for that Product for the previous fiscal quarter.)

      5.6 No party will be liable for failure or delay under this Agreement owing to any cause beyond its control, including, but not limited to, acts of God, governmental orders or restriction, war, threat of war, warlike conditions, fire, hostilities, sanctions, revolution, riot, looting or inability to obtain necessary transportation, labor, materials or facilities (together, "Force Majeure.") In the event of Force Majeure, each parties' time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby. If the Force Majeure continues or is foreseen without question to continue for more than 3 months, the non-affected party may terminate this Agreement immediately upon written notice. SCILLC will notify Motorola at the earliest indication of any interruption in supply of the Contract Products or other facility difficulty that may affect the availability of Contract Products under this Agreement.

      5.7 Contract Products shall be shipped at the time set forth in the Firm Orders pursuant to the terms of the Logistics Agreement. SCILLC shall be billed and title shall pass to Motorola at shipment, and risk of loss shall pass to Motorola upon receipt at the destination set forth therein. SCILLC will be responsible for compliance with any local laws, including export control laws related to the manufacture and delivery of the Contract Products.

      5.8 Payment terms are net 30 days from the date of invoice. Payments will be due in U.S. dollars except for products manufactured in Japan, which will be paid in Yen as set forth in Schedule A.

      5.9 The equipment related to PLCC & SOIC Test Only products (package codes 0803, 0804, 0805, 2002) at MPC shall be transferred to a non-SCILLC site before 6/30/2000 and shall be used to test both SCILLC and MBG products. Motorola will continue to provide test support for SCILLC devices for a minimum of two years from the Closing. The equipment will be transferred to Motorola and Motorola will pay the cost of de-installation, crating and shipping to the new location.

      5.10 The MIN/MAX in Seremban for PLD-1.5 (package code 7555) is currently 16/wk MIN, 17 K/wk MAX. If Motorola is successful qualifying ball bond to replace current wedge bond process, then SCILLC will agree to increase the MAX to 30/wk. In addition, Motorola must remove sufficient RF testing to enable the 30K assembly capability to be matched at test.

The MIN/MAX in Seremban for PRFP-2 (package code 7560) is currently 0.5 K/wk
    MIN, 6 K/wk MAX. If Motorola removes sufficient test requirements then SCG will agree to increase the MAX to 16 K/wk through June 30, 2001. Because the current pricing ($14.67) was based upon engineering runs, the price will be adjusted downward as production volume ramps up.

Min and Max volumes in Schedule A shall refer to assembly and/or test starts and/or outs as follows:
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--------------------------------------------------------------------------------
           SITE:           OPERATIONS PERFORMED:      MIN / MAX REFERS TO:
--------------------------------------------------------------------------------
           Aizu            Assy & Test                Assy Starts
                           Assy Only                  Assy Starts
                           Test Only                  Test Outs
--------------------------------------------------------------------------------
           GDL             Chip Sales                 Starts
--------------------------------------------------------------------------------
           MPC             Assy & Test                Assy Starts
                           Test Only                  Test Outs
--------------------------------------------------------------------------------
           SBN             Assy & Test                Test Outs
                           Assy Only                  Assy Outs
--------------------------------------------------------------------------------
           SMP             Assy & Test                Test Outs
--------------------------------------------------------------------------------
           Leshan          Assy & Test                Test Outs
--------------------------------------------------------------------------------

6     OTHER SERVICES

      6.1 SCILLC shall provide all reasonable support for the Assembly Services consistent with past practice, industry standards and Motorola form contracts.

      6.2 SCILLC shall keep Motorola apprised of any major planned process changes or other significant changes relating to the Contract Products (each as defined by Motorola standard operating procedures for process changes), and shall not make any such changes without the consent of Motorola, which shall not unreasonably be withheld. Implementation of any process changes consented to by Motorola shall be based on Motorola standard operating procedures for process changes.

      6.3 For products with last start dates after the end of 2000 ("Long Term Products"), SCILLC shall cooperate in good faith with any assembly process related changes reasonably requested by Motorola, and the parties shall negotiate in good faith any price adjustments based on such changes. In the event such negotiations are not successful, Motorola may terminate this agreement with respect to any of such Long Term Products on 3 months written notice.

7     EQUIPMENT / EMPLOYEES

      7.1 SCILLC owned equipment used at any of the Factories will be governed pursuant to the terms of the Equipment Lease and Repurchase Agreement.

      7.2 With respect to the personnel working in and supporting the RF assembly line at Seremban Site 1 (the "Seremban RF Employees"), Motorola will be responsible for (i) all severance and other termination compensation or benefits payable in respect of any such employee, including those payable pursuant to any Benefit Plan, work rule or legislation, arising in connection with the actual or constructive termination of any such employee's employment with SCILLC or the reemployment or redeployment of any such employee to Motorola at or prior to the time the services provided under this Motorola Assembly Agreement terminate and (ii) all pension and other retirement benefits and all long-term disability benefits or compensation payable in respect of any such employee and all related contributions and expenses under the Benefit Plans necessary to fund or satisfy such pension, other retirement and long-term disability benefits and compensation, other than the costs associated with pension benefits accrued during such employees' employment by SCILLC. Motorola will also be responsible for all liabilities arising in connection with any claim, grievance or litigation asserted or threatened by any Seremban RF Employee that is based in whole or in part on any event occurring or commenced during or relating to such employee's employment by Motorola prior to the Closing or the termination of such employment, including without limitation any claim, grievance or litigation relating to safety and health conditions, wages or hours, workers' compensation or discrimination.

      7.3 Upon termination of the Seremban RF Assembly Services, SCILLC will permit Motorola to recruit from among the Seremban RF Employees, which is expected to include approximately 2 operations managers, 4 manufacturing managers, 4 engineering managers, 13 manufacturing section heads, 8 engineering section heads, 22 engineers, 17 supervisors, 45 technicians, 5 planners, and 620 direct labor employees. SCILLC will make reasonable efforts to redeploy the remaining Seremban RF employees at that site, ISMF or SMP.

8     WARRANTY/REJECTION CRITERIA

      8.1 SCILLC warrants that products sold hereunder shall from date of shipment be free and clear of liens and encumbrances, and for 120 days from date of shipment shall be free from defects in workmanship. In the event a workmanship defect is discovered, SCILLC agrees at its sole expense to replace or provide a credit equal to the moneys paid for the affected unit(s) of products, provided that the provision of a credit or the replacement of products shall not limit SCILLC's obligations to pay liquidated damages under Section
            5.4 and 5.5, hereof, for failure to deliver functional die on a timely basis, although such liquidated damages shall be offset by the amount of any credit paid.

      8.2 SCILLC shall destroy and properly dispose of all Scrap in order to prevent any unauthorized sale of any Contract Product, which cannot be reclaimed. SCILLC shall return such Scrap to Motorola at Motorola's request and expense.

      8.3 THIS WARRANTY EXTENDS TO MOTOROLA ONLY AND MAY BE INVOKED ONLY BY MOTOROLA FOR ITS CUSTOMERS. SCILLC SHALL NOT ACCEPT WARRANTY RETURNS DIRECTLY FROM MOTOROLA'S CUSTOMERS OR USERS OF MOTOROLA'S PRODUCTS. SCILLC DOES NOT WARRANT CONTRACT PRODUCTS REJECTED AS A RESULT OF RELIABILITY TESTING OR PROCESSING NOT PREVIOUSLY AGREED TO IN WRITING. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED OR STATUTORY INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR

            FITNESS FOR PARTICULAR PURPOSE. THIS WARRANTY DOES NOT APPLY TO DEFECTS ARISING AS A RESULT OF SCILLC'S DESIGN, FORMULA, OR APPLICATION.

      8.4 In the event repeated field failures occur with respect to a Contract Product, or a significant field failure occurs which requires immediate attention, Motorola and SCILLC will discuss a solution in good faith. This provision does not expand SCILLC's warranty obligations or any other liabilities beyond those expressly set forth in this Section or limit SCILLC's obligations to pay damages under Section 5, hereof.

      8.5 EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL SCILLC BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) REGARDLESS OF THE LEGAL THEORY ON WHICH ANY SUCH CLAIM MAY BE MADE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


9     INTELLECTUAL PROPERTY

      9.1 Ownership of IP related to the Contract Product will be governed by the IP Agreement Other than as set forth therein or as separately agreed to between the parties in the event of any process change, the provision of Assembly Services by SCILLC does not imply any transfer of SCILLC's intellectual property, technical information, or know how.

10    TERM

      10.1 Last start dates are as set forth on Schedule A. Motorola may terminate the agreement with respect to any Contract Product on 6 months written notice.

      10.2 SCILLC shall provide assistance to Motorola in transitioning the assembly of the Seremban RF Contract Product to a separate facility prior to expiration or termination, which services shall be billed at SCILLC's costs, including overhead.

      10.3 With regard to all other Contract Products covered by this Agreement, SCILLC shall provide reasonable assistance to Motorola in transitioning the Assembly Services to a separate facility prior to expiration or termination provided SCILLC shall have personnel available, which services shall be billed at SCILLC's costs, including overhead.

      10.4  SCILLC's assistance in transitioning the products listed in this
            Section 10 may also include training of the relevant employees which will be provided at SCILLC's facilities and billed at SCILLC's costs, including overhead.

      10.5 In the event Motorola requires a Factory to remain open beyond the planned closure date listed in Schedule A, the price for Assembly Services will be calculated as follows: (i) if Motorola becomes the sole user of a Factory after the planned closure dates, then such price will first be adjusted to cover the full costs of such Factory; and (ii) such price, whether or not adjusted pursuant to (i) above, will escalate by 10% (without compounding of interest) each month thereafter, subject to a cap of 200% of the adjusted price. In no case will Motorola be liable for any damages set forth in this Section if SCILLC is responsible for the late closure, whether as a result of SCILLC's failure to meet any Firm Orders for the relevant Product at such Factory or at another Factory providing the same services, or as a result of delays in the relocation of any other facilities in SCILLC's control.

11    SITE ACCESS

      11.1 SCILLC shall allow Motorola to visit and inspect the facilities upon reasonable notice during normal business hours, provided that Motorola must first obtain SCILLC's consent to any such visit, which consent shall not unreasonably be withheld. SCILLC may limit such site inspections to no more than once per calendar year, except in the event of any exceptional circumstances, including SCILLC's failure to meet any of its Firm Orders under this agreement.


12    EXPORT CONTROL LAWS

      12.1 The parties acknowledge that each must comply with all applicable rules and laws in the performance of their respective duties and obligations including, but not limited to, those relating to restrictions on export and to approval of agreements. Each party will be responsible for obtaining and maintaining all approvals and licenses, including export licenses, permits and governmental authorizations from the appropriate governmental authorities as may be required to enable such party to fulfill its obligations under this Agreement. Each party agrees to use its best efforts to the other in obtaining any such approvals, export licenses, permits or governmental authorizations.

      12.2 Each party agrees that, unless prior written authorization is obtained from the United States Bureau of Export Administration, it will not export, re-export, or transship, directly or indirectly, any products or technical information that would be in contravention of the Export Administration Regulations then in effect as published by the United States Department of Commerce.

13    ENVIRONMENTAL

      13.1 Allocation of responsibility for environmental and employee health and safety liabilities pre-dating the Closing shall be covered by the terms of the Recapitalization Agreement.

      13.2 Subject to the obligations of the parties set forth in the Recapitalization Agreement with respect to Environmental Liabilities, including Pre-Closing Liabilities, each as defined therein, SCILLC agrees to indemnify Motorola for claims/liabilities relating to SCILLC's operations pursuant to this Agreement involving the Release of Hazardous Substances, or non-compliance with Environmental Laws.

      13.3 SCILLC acknowledges that it is responsible for complying, and agrees that it will comply in all material respects, with applicable Environmental Laws, including those relating to worker health and safety, the Release of Hazardous Substances, and the management, storage, treatment, recycling or disposal of any waste generated as a result of its operations pursuant to this Agreement. SCILLC acknowledges that it is the owner and generator of waste generated from its activities pursuant to this Agreement.

14    ASSIGNMENT

      14.1 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other (which consent shall not unreasonably be withheld) except to a party that acquires all or substantially all of the assets of the assigning party or for the account of the lenders providing bank financing solely and specifically for the purpose of securing such bank financing in connection with the Recapitalization Agreement and the transactions contemplated thereby.

15    CONFIDENTIALITY

      15.1 Each party will treat as confidential all Confidential Information of the other party in accordance with the terms of the IP Agreement.

16    NOTIFICATION

      16.1 Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered mail, return receipt requested, postage prepaid, or by facsimile to the respective party at the following address:

             If to Motorola for   Motorola, Inc.
             Technical            6501 William Cannon Drive West
             Matters:             Austin, Texas 78735
                                  Facsimile Number: (512) 895-3809
                                  Attn: Jon Dahm


             If to Motorola:      Motorola, Inc.
                                  Law Department
                                  1303 E. Algonquin Road
                                  Schaumburg, Illinois 60196

                                  Facsimile Number: (847) 576-3628
                                  Attn: General Counsel

             and to               Winston & Strawn
                                  35 West Wacker Drive
                                  Chicago, Illinois 60601
                                  Facsimile Number:(312) 558-5700
                                  Attn: Oscar A. David, Esq.

             If to SCILLC:        SCG Holding Corporation
                                  5005 E. McDowell Road
                                  Phoenix, Arizona 85008
                                  Facsimile Number: (602) 244-4830
                                  Attn: Dario Sacomani

             With copies to:      David Stanton
                                  Texas Pacific Group
                                  345 California Street
                                  Suite 3300
                                  San Francisco, California 94104
                                  Facsimile Number: (415) 743-1501

             and

                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York 10006
                                  Attention:  Paul J. Shim, Esq.
                                  Facsimile Number: (212) 225-3999

17    TRANSLATION

      17.1 If this Agreement is translated into a language other than English, the English language version will be the only version binding upon the parties.

18    ENTIRE AGREEMENT

      18.1 This Agreement, which includes the SOW, Schedules and other attachments, supersedes all prior discussions and writings and constitutes the entire and only contract between the parties relating to the activities to be performed hereunder for Contract Products, and it may not be changed, altered or amended except in writing and signed by duly authorized representatives of all of the parties.

      18.2 If any inconsistencies arise between the terms of this Agreement, Schedule A, the SOW a purchase order or any other agreement entered into between the parties, the order of precedence in determining the rights and obligations of the parties will be: (i) this Agreement;
            (ii) Schedule A then (iii) the SOW. Without limiting the generality of the foregoing, any provisions in any purchase order concerning acceptance, proprietary information, warranties, termination, indemnification (including, without limitation, patent or other intellectual property indemnification), changes, insurance, dispute resolution or materials, tools, and equipment, will not govern or affect the rights or obligations of the parties.

19    WAIVER

      19.1 The failure of any party to enforce, at any time, or for any period of time, any provision of this Agreement, to exercise any election or option provided herein, or to require, at any time, performance of any of the provisions hereof, will not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any party thereafter to enforce each and every such provision.

20    APPLICABLE LAW AND DISPUTE RESOLUTION

      20.1 New York law governs this Agreement. The parties agree that the UN Convention for the International Sale of Goods shall not apply. The parties will settle any claim or controversy arising out of this Agreement in the manner set forth in Article IV.3 of the Reorganization Agreement.

21    COMPLIANCE WITH LAWS

      21.1 Both parties will comply with all applicable state, federal or local laws, regulations or ordinances in the performance of their respective duties and obligations under this Agreement.

22    INDEPENDENT CONTRACTOR

      22.1 It is agreed that SCILLC is an independent contractor for the performance of services under this Agreement, and that for accomplishment of the desired result Motorola is to have no control over the methods and means of accomplishment thereof, except as specifically set forth in this Agreement. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. SCILLC is the sole employer and principal of any and all persons providing services under this Agreement, and is obligated to perform all requirements of an employer under federal, state, and local laws and ordinances. SCILLC, or its employees or agents will not be construed to be employees of Motorola, nor will SCILLC or its employees or agents be entitled to participate in the profit sharing, pension, or other plans established for the benefit of Motorola's employees.

23    SECTION TITLES

      23.1 Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

24    COUNTERPARTS

      24.1 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                                    * * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.


                                        MOTOROLA, INC.

                                        By: /s/ Carl F. Koenemann
                                        ----------------------------------------
                                        Name: Carl F. Koenemann

                                        ----------------------------------------
                                        Title:  Executive   Vice-President  and
                                        Chief Financial Officer

                                        ----------------------------------------


                                        SEMICONDUCTOR COMPONENTS INDUSTRIES,
                                          LLC

                                        By: SCG Holding Corporation, its sole
                                             member

                                        By: /s/ Theodore W. Schaffner
                                        ----------------------------------------
                                        Name: Theodore W. Schaffner

                                        ----------------------------------------
                                        Title: Vice-President

                                        ----------------------------------------

                                                     Motorola Assembly Agreement

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                        SCG SBN ASSEMBLY PRICES TO SPS

[1 PAGE REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                      SCG AIZU ASSEMBLY & TEST PRICES TO SPS

[2 PAGES REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                       SCG OTHER ASSEMBLY & TEST PRICES TO SPS

[1 PAGE REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                         SCG SBN ASSEMBLY PRICES TO SPS

[1 PAGE REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                         SCG OTHER ASSEMBLY & TEST PRICES TO SPS

[1 PAGE REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

TERM SHEET
FOUNDRY AND ASSEMBLY AGREEMENT
SCHEDULE A -- PRICES

                       SCG AIZU ASSEMBLY & TEST PRICES TO SPS

[2 PAGES REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

                           MBG PRODUCTS IN SCG FACTORIES
                          MIN/MAX ASSY/TEXT (K units/week)

[9 PAGES REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

                           MBG PRODUCTS IN JOINT VENTURES
                          MIN/MAX ASSY/TEXT (K units/week)

[1 PAGE REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

                             APPENDIX A
                         STATEMENT OF WORK

                        [159 PAGES REDACTED]

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]